Exhibit 10.9

Jazz Pharmaceuticals plc
Amended and Restated
2007 Non-Employee Directors Stock Award Plan

1.	General.
The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate by giving them an opportunity to benefit from increases in value of the Ordinary Shares through the grant of Stock Awards. The Plan is also intended to provide a source of Ordinary Shares to be used to pay distributions under the Company’s Directors Deferred Compensation Plan, but only to the extent such Ordinary Shares were credited prior to August 15, 2010 to a Non-Employee Director’s stock account pursuant to the Company’s Directors Deferred Compensation Plan.

2.	Administration.
(a)Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan.
(b)Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time (A) which of the Non-Employee Directors eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical); (E) the number of Ordinary Shares with respect to which each Stock Award shall be granted; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To determine the provisions of each Stock Award to the extent not specified in the Plan.
(iii)To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)To amend the Plan or a Stock Award as provided in Section 10.
(v)To terminate or suspend the Plan as provided in Section 11.
(vi)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
3.Shares Subject to the Plan.
(a)Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of Ordinary Shares that may be issued under the Plan shall not exceed two hundred thousand (200,000), plus an automatic annual increase beginning on January 1, 2008 and ending on (and including) January 1, 2016, in an amount equal to the sum of (i) the excess of (A) the number of Ordinary Shares subject to Options granted during the preceding calendar year, over (B) the number of Ordinary Shares added back to the share reserve during the preceding calendar year pursuant to the provisions of Section 3(b), plus (ii) for the automatic annual increases occurring on or prior to January 1, 2010 only, the aggregate number of Ordinary Shares credited to the Non-Employee Directors’ stock accounts pursuant to the Company’s Directors Deferred Compensation Plan during the applicable preceding calendar year; provided, however, that such automatic annual increase shall not exceed two hundred thousand (200,000) Ordinary Shares. For the avoidance of doubt, no Ordinary Shares credited to the Non-Employee Directors’ stock accounts pursuant to the Company’s Directors Deferred Compensation Plan on or after August 15, 2010 shall act to increase the share reserve under this Section 3(a). Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of Ordinary Shares than would otherwise occur pursuant to the preceding sentence.
(b)Reversion of Shares to the Share Reserve. If a Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without all of the Ordinary Shares covered by such Stock Award having been issued, the Ordinary Shares not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any Ordinary Shares subject to a Stock Award are not delivered to an Awardholder because such Ordinary Shares are withheld for the payment of taxes, the number of Ordinary Shares that are not delivered to the Awardholder shall remain available for issuance under the Plan. If the exercise price of a Stock Award is satisfied by tendering Ordinary Shares held by the Awardholder (either by actual delivery or attestation), then the number of Ordinary Shares so tendered shall remain available for issuance under the Plan.
(c)Payment Shares. Subject to the overall limitation in Section 3(a) on the number of Ordinary Shares that may be issued pursuant to Stock Awards, Ordinary Shares may be used as the form of payment for distributions under the Company’s Directors Deferred Compensation Plan but only to the extent such Ordinary Shares were credited prior to August 15, 2010 to a Non-Employee Director’s stock account pursuant to the Company’s Directors Deferred Compensation Plan.
(d)Source of Shares. The shares issuable under the Plan shall be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company or any Affiliate on the open market or otherwise.

4.Eligibility.
The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.
5.Option and SAR Provisions.
Each Option or SAR shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option and SAR shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option and SAR shall include (through incorporation of provisions hereof by reference in the applicable Stock Award or otherwise) the substance of each of the following provisions:
(a)Term. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b)Exercise Price. The exercise price (or strike price) of each Option or SAR shall be one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option or SAR on the date the Option or SAR is granted, provided that in all cases the exercise price (or strike price) is not less than the nominal value of an Ordinary Share. Each SAR will be denominated in Ordinary Share equivalents.
(c)Consideration for Options. The purchase price of Ordinary Shares acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of the following; provided, however, that where Ordinary Shares are issued pursuant to the exercise of an Option the nominal value of each newly issued Ordinary Share is fully paid up: (i) cash or check, (ii) delivery to the Company (either by actual delivery or attestation) of Ordinary Shares, or (iii) to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Awardholder must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Share equivalents in which the Awardholder is vested under such SAR, and with respect to which the Awardholder is exercising the SAR on such date, over (B) the strike price that will be determined by the Board at the time of grant of the SAR. The appreciation distribution in respect to a SAR may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR; provided, however, that where Ordinary Shares are issued pursuant to a SAR the nominal value of each newly issued Ordinary Share is fully paid up.
(e)Transferability. Except as otherwise provided for in this Section 5(e), an Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Awardholder during the life of the Awardholder. However, an Option or SAR may be transferred for no consideration upon written consent of the Board if (i) at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of Ordinary Shares by the Company upon the exercise of such transferred Option or SAR, or (ii) the transfer is to the Awardholder’s employer at the time of transfer or an affiliate of the Awardholder’s employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option or SAR prior to such transfer. The forgoing right to transfer the Option or SAR shall apply to the right to consent to amendments to the Award Agreement for such Option or SAR. In addition, until the Awardholder transfers the Option or SAR, an Awardholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Awardholder, shall thereafter be entitled to exercise the Option or SAR.
(f)Vesting. The total number of Ordinary Shares subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.
(g)Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Ordinary Shares subject to the Option prior to the full vesting of the Option. Any unvested Ordinary Shares so purchased may be subject to a repurchase option in favor of the Company or any Affiliate or to any other restriction the Board determines to be appropriate. The Company or Affiliate will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.
(h)Termination of Continuous Service. In the event that an Awardholder’s Continuous Service terminates (other than upon the Awardholder’s death or Disability or upon a Change in Control), the Awardholder may exercise his or her Option or SAR (to the extent that the Awardholder was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Awardholder’s Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Awardholder does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.
(i)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Awardholder’s Continuous Service (other than upon the Awardholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities

Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Awardholder’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.
(j)Disability of Awardholder. In the event that an Awardholder’s Continuous Service terminates as a result of the Awardholder’s Disability, the Awardholder may exercise his or her Option or SAR (to the extent that the Awardholder was entitled to exercise it as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination, the Awardholder does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement, the Option or SAR shall terminate.
(k)Death of Awardholder. In the event that (i) an Awardholder’s Continuous Service terminates as a result of the Awardholder’s death, or (ii) the Awardholder dies within the three (3)-month period after the termination of the Awardholder’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Awardholder was entitled to exercise such Option or SAR as of the date of death) by the Awardholder’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Awardholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death, or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Awardholder’s death, the Option or SAR is not exercised within the time specified herein, the Option or SAR shall terminate.
(l)Termination Upon Change in Control. In the event that an Awardholder’s Continuous Service terminates as of, or within twelve (12) months following a Change in Control, the Awardholder may exercise his or her Option or SAR (to the extent that the Awardholder was entitled to exercise such Option or SAR as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date twelve (12) months following the effective date of the Change in Control, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Awardholder does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.
6.Provisions of Stock Awards other than Options and SARs.
(a)Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, Ordinary Shares may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical; provided, however, that each Award Agreement for a Restricted Stock Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law; provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.
(ii)Vesting. Ordinary Shares awarded under an Award Agreement for a Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Continuous Service. If an Awardholder’s Continuous Service terminates, the Company or any Affiliate may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Awardholder that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement for a Restricted Stock Award.
(iv)Transferability. Rights to acquire Ordinary Shares under the Award Agreement for a Restricted Stock Award shall be transferable by the Awardholder only upon such terms and conditions as are set forth in the Award Agreement for such Restricted Stock Award, as the Board shall determine in its sole discretion, so long as the Ordinary Shares awarded under the Award Agreement remain subject to the terms of the Award Agreement.
(v)Dividends. An Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Stock Award to which they relate.
(b)Restricted Stock Unit Awards. Each Award Agreement for a Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical; provided, however, that each Award Agreement for a Restricted Stock Unit Award shall conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Awardholder upon delivery of each Ordinary Share subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Awardholder for each Ordinary Share subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law; provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Unit Award the nominal value of each newly issued Ordinary Share is fully paid up.

(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement for such Restricted Stock Unit Award.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional Ordinary Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.
(vi)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Awardholder’s termination of Continuous Service.
(c)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that where Ordinary Shares are issued pursuant to an Other Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.
7.Covenants of the Company
(a)Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Stock Awards.
(b)Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained. A Non-Employee Director shall not be eligible for the grant of a Stock Award or the subsequent issuance of Ordinary Shares pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.
8.Miscellaneous.
(a)Use of Proceeds. Proceeds from the sale of Ordinary Shares pursuant to Stock Awards shall constitute general funds of the Company.
(b)Shareholder Rights. No Awardholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Stock Award unless and until (i) such Awardholder has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Ordinary Shares subject to such Stock Award has been entered into the books and records of the Company.
(c)No Service Rights. Nothing in the Plan, any instrument executed, or Stock Award granted pursuant thereto shall confer upon any Awardholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)Investment Assurances. The Company may require an Awardholder, as a condition of exercising or acquiring Ordinary Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Awardholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Awardholder is acquiring the Ordinary Shares subject to the Stock Award for the Awardholder’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Ordinary Shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.
(e)Withholding Obligations. The Awardholder may satisfy any federal, state, local or foreign tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Awardholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Awardholder as a result of the exercise or acquisition of Ordinary Shares under the Stock Award; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Ordinary Shares.
(f)Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
9.Adjustments upon Changes in Ordinary Shares; Corporate Transactions.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall proportionately and appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), and (iii) the class(es) and number of securities and price per Ordinary Share subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.
(b)Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and any Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service.
(c)Corporate Transaction.
(i)Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, stock awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company or any Affiliate in respect of Ordinary Shares issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.
(ii)Stock Awards Held by Active Awardholders. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Awardholders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Active Awardholders”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company or any Affiliate with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).
(iii)Stock Awards Held by Former Awardholders. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to any other Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Active Awardholders, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall not be accelerated unless otherwise provided in Section 9(d) or in a written agreement between the Company or any Affiliate and the holder of such Stock Awards, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company or any Affiliate with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv)Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Award would have received upon the exercise of the Stock Award, over (ii) the exercise price payable by the Awardholder in connection with such exercise.
(d)Change in Control. In the event that an Awardholder (i) is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, or (ii) is removed from his or her position as a Non-Employee Director in connection with a Change in Control, the outstanding Stock Awards held by such Awardholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).

(e)Parachute Payments.
(i)If the acceleration of the vesting and exercisability of Stock Awards provided for in Sections 9(c) and 9(d), together with payments and other benefits of an Awardholder, (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 9(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Awardholder in full, or (2) provided to such Awardholder as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Awardholder, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.
(ii)Unless the Company and such Awardholder otherwise agree in writing, any determination required under this Section 9(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reduction shall occur in the manner that results in the greatest economic benefit for Awardholder.
(iii)For purposes of making the calculations required by this Section 9(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Awardholder shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 9(e).
(iv)If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Awardholder is liable for the Excise Tax as a result of the Payment, then the Awardholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Awardholder challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Awardholder’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Awardholder’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Awardholder shall pay the Excise Tax.
(v)Notwithstanding any other provision of this Section 9(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Awardholder is liable for the Excise Tax, the payment of which would result in the maximization of the Awardholder’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Awardholder pays the Excise Tax, then the Company shall pay or otherwise provide to the Awardholder that portion of the Payment that was reduced pursuant to this Section 9(e) contemporaneously or as soon as administratively possible after the Awardholder pays the Excise Tax so that the Awardholder’s net after-tax proceeds with respect to the Payment are maximized.
(vi)If the Awardholder either (i) brings any action to enforce rights pursuant to this Section 9(e), or (ii) defends any legal challenge to his or her rights under this Section 9(e), the Awardholder shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Awardholder, the court finds that the action was brought in good faith.
10.Amendment of the Plan and Stock Awards.
(a)Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 9(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable law.
(b)Shareholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for shareholder approval.
(c)No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Awardholder, and (ii) such Awardholder consents in writing.
(d)Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Awardholder, and (ii) the Awardholder consents in writing.
11.Termination or Suspension of the Plan.
(a)Plan Term. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Awardholder.
12.Effective Date of Plan.
The Plan became effective on May 31, 2007.

13.Choice of Law.
The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
14.Definitions.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a)“Accountant” means the independent public accountants of the Company.
(b)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)“Award Agreement” means a written agreement between the Company and a Non-Employee Director evidencing the terms and conditions of a Stock Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including, for the avoidance of doubt, capitalization of profits or reserves, capital distribution, rights issue, the conversion of one class of share to another or reduction of capital or otherwise. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.
(f)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company or any Affiliate reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Affiliate, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.
For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.
Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include (1) a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or (2) unless the Board determines otherwise, the creation of a new holding company where the Company becomes a wholly-owned subsidiary of that holding company and the holding company will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction, in which case Stock Awards granted hereunder will be treated as if they were in all respects awards over shares in the holding company but so that (i) the new award shall vest in the same manner as the Stock Award, (ii) the total market value of the new shares subject to the new award shall, immediately after such reorganization, be equal to the total market value of the Ordinary Shares comprised in the Stock Award immediately prior to such reorganization, (iii) the new shares shall have the same rights attaching thereto as the Ordinary Shares, and (iv) the new award shall be deemed to have been granted as at the date of grant of the Stock Award.
Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Awardholder shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
The Board may, in its sole discretion and without an Awardholder’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Company” means Jazz Pharmaceuticals plc, a company formed under the laws of Ireland.
(i)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(j)“Continuous Service” means that the Awardholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Awardholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Awardholder renders such service, provided that there is no interruption or termination of the Awardholder’s service with the Company or an Affiliate, shall not terminate an Awardholder’s Continuous Service; provided, however, if the corporation for which an Awardholder is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Awardholder’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Awardholder’s leave of absence.
(k)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.
Notwithstanding the foregoing or any other provision of this Plan, unless the Board determines otherwise, the term Corporate Transaction shall not include the creation of a new holding company where the Company becomes a wholly-owned subsidiary of that holding company and the holding company will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction (in which case Stock Awards granted hereunder will be treated as set out in the second paragraph after part (v) of the definition of Change in Control above).
(l)“Director” means a member of the Board.
(m)“Disability” means, with respect to an Awardholder, the inability of such Awardholder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.
(n)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(o)“Entity” means a corporation, partnership, limited liability company or other entity.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(r)“Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:
(i)If the Ordinary Shares are listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of an Ordinary Share shall be the closing sales price for such Ordinary Share (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)If the Ordinary Shares are listed or traded on the Nasdaq Capital Market, the Fair Market Value of an Ordinary Share shall be the mean between the bid and asked prices for the Ordinary Shares on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Ordinary Shares on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Ordinary Shares on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.
(s)“Non-Employee Director” means a Director who is not an Employee.
(t)“Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)“Option” means a Nonstatutory Stock Option granted pursuant to the Plan.
(w) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(x)“Ordinary Share” or “Ordinary Shares” means the ordinary shares of the Company of nominal value US$0.0001 per share.
(y)“Other Stock Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(c).
(z)“Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(aa)    “Plan” means this Jazz Pharmaceuticals plc Amended and Restated 2007 Non-Employee Directors Stock Award Plan.
(bb)    “Restricted Stock Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).
(cc)    “Restricted Stock Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).
(dd)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ee)    “Securities Act” means the Securities Act of 1933, as amended.
(ff)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(gg)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.
(hh)    “Stock Award” means any right to receive Ordinary Shares granted under the Plan, including a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or any Other Stock Award.

Adopted by the Board of Directors of Jazz Pharmaceuticals, Inc. on May 1, 2007.

Approved by the stockholders of Jazz Pharmaceuticals, Inc. on May 9, 2007.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals, Inc. on August 11, 2010.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals, Inc. on October 24, 2011.

Adopted by the Board of Directors of Azur Pharma plc on December 21, 2011.

Approved by the shareholders of Azur Pharma plc on January 3, 2012.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on May 5, 2016.

Approved by the shareholders of Jazz Pharmaceuticals plc on August 4, 2016.